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                                                                   Exhibit 10.16

                               COMMERCIAL LEASE


THIS LEASE is made on the 15 day of July, 1998.

The landlord hereby agrees to the Tenant, and the Tenant hereby agrees to hire and take from the Landlord, the Leased Premises described below pursuant to the terms and conditions specified herein:

LANDLORD: Robert S. Sloat                TENANT(S): OSS, LLC
                                                    (Wholly Owned Subsidiary of
                                                    Coaxicom)

Address:  21 Charles Street              Address:   29 Bank Street
          Westport, CT 06880                        Stamford, CT

1. Leased Premises. The Leased Premises are those premises described as 21 Charles Street, East Wing-4th Floor, Westport, CT 06880, including 4 covered parking spaces, the use of up to 15 available space(s) at rear of the Franklyn Ave RR Parking Lot and access to gym facilities.

2. Term. The term of the Lease shall be for a period of 2 years commencing on the 15th day of August, 1998, ending on the 14th day of August, 2000 unless sooner terminated as hereinafter provided. If Tenant remains in possession of the Leased Premises with written consent of the Landlord after the lease expiration date stated above, this Lease will be converted to a month-to-month Lease and each party shall have the right to terminate the Lease by giving at least one months' prior written notice to the other party except as noted in
Section 21.

3. Rent. The Tenant agrees to pay the ANNUAL RENT of Sixty-Three Thousand and 00/l00 dollars ($63,000.00) payable in equal installments of $5,250.00 in advance on the first day of each and every calendar month during the full term of this Lease.

4. Security Deposit. The sum of $5,250.00 is deposited by the Tenant with the Landlord as security for faithful performance of all the covenants and conditions of the lease by the said Tenant. If the Tenant faithfully performs all the covenants and conditions on his part to be performed, then the sum deposited shall be returned to the Tenant.

5. Delivery of Possession. If for any reason the Landlord cannot deliver possession of the leased property to the Tenant when the lease term commences, this Lease shall not be void or voidable, nor shall the Landlord be liable to the Tenant for any loss or damage resulting therefrom. However, there shall be an abatement of rent for the period between the commencement of the lease term and the time when the Landlord delivers possession.

6. Use of Leased Premises. The Leased Premises may be used only for the following purpose:

                          Computer Software Development

7. Utilities. Except as specified below, the Tenant shall be responsible for all utilities and services that are furnished to the Leased Premises. The application for and connecting of utilities, as well as all services, shall be made by and only in the name of the Tenant: (List exceptions if any)

Air Conditioning, Heat, Water, Electricity.



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8. Condition of Leased Premise; Maintenance and Repair. The Tenant acknowledges that the Leased Premises are in good order and repair. The Tenant agrees to take good care of and maintain the Leased Premises in good condition throughout the term of the Lease.

9. Compliance with Laws and Regulations. Tenant, at its expenses, shall promptly comply with all federal, state, and municipal laws, orders, and regulations, and with all lawful directives of public officers, which impose any duty upon it or Landlord with respect to the Leased Premises. The Tenant at its expense, shall obtain all required licenses or permits for the conduct of its business within the terms of this lease, or for the making of repairs, alterations, improvements, or additions. Landlord, when necessary, will join the Tenant in applying for all such permits or licenses.

10. Alterations and Improvements. Tenant shall not make any alterations, or improvements to, or install any fixtures on, the Leased Premises without the Landlord's prior written consent. If such consent is given, all alterations, additions, and improvements made, and fixtures installed, by the Tenant shall become Landlord's property upon the expiration or sooner termination of this Lease. Landlord may, however, require Tenant to remove such fixtures, at Tenant's cost, upon the termination hereof.

11. Assignment/Subletting Restriction. Tenant may not assign or sublet the Leased Premises without prior written consent of the Landlord. Any assignment, sublease or other purported license to use the Leased Premises by Tenant without the Landlord's consent shall be void and shall (at Landlord's option) terminate the lease.

12. Insurance.

     (i) By Landlord. Landlord shall at all times during the term of this Lease, at its expense, insure and keep in effect on the building in which the Leased Premises is located fire insurance with extended coverage whereby the insurer waives the right of subrogation. The Tenant shall not permit any use of the Leased Premises which will make voidable any insurance on the property of which the Leased Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the applicable fire insurance rating association. Tenant shall on demand reimburse the Landlord, and all other tenants, all extra insurance premiums caused by the Tenant's use of the premises.

     (ii) By Tenant. Tenant shall, at its expense, during the term hereof, maintain and deliver to Landlord public liability, and property damage and plate glass insurance policies with respect to the Leased Premises. The certificate should be prepared and signed by a reputable insurer rated by BEST'S or equivalent with a rating of "A" or better. The certificate should state that Robert S. Sloat is an additional name insured, that Mr. Sloat will receive ten
(10) days advance notice of any change in or cancellation of the policy, that the insurer waives the right of subrogation, and that the policy carries the following all-risk extended liability limits:

            Personal Property:     $1,000,000 per occurrence
            Property Damage:       $l,000,000 per occurrence

A copy of an up-to-date certificate must be submitted to the Landlord annually.

13. Indemnification of Landlord. Tenant shall defend, indemnify, and hold Landlord harmless from and against any claim, loss, expense or damage to any person or property in or upon the Leased Premises, arising out of Tenants use or occupancy of the Leased Premises, or arising out of any act or neglect of Tenant or its servants, employees, agents, or invitees.

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14. Condemnation. If all or any part of the Leased Premises is taken by eminent domain, this lease shall expire on the date of such taking, and the rent shall be apportioned as of that date. No part of any award shall belong to Tenant.

15. Destruction of premises. If the building in which the Leased Premises is located is damaged by fire or other casualty, without Tenant's fault, and the damage is so extensive as to effectively constitute a total destruction of the property or building, this Lease shall terminate and the rent shall be apportioned to the time of the damage. In all other cases of damage without Tenant's fault, Landlord shall repair the damage with reasonable dispatch, and if the damage has rendered the Leased Premises wholly or partially untenable, the rent shall be apportioned until the damage is repaired. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustment of insurance, and other causes beyond Landlord's control.

16. Landlord's Rights upon Default. In event of any breach of this lease by the Tenant, which shall not have been cured within TEN (10) DAYS, then the Landlord, Besides other rights or remedies it may have, shall have the immediate right of reentry and may remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, the Tenant. If the Landlord elects to reenter as herein provided, or should it take possession pursuant to any notice provided by law, it may either terminate this Lease or may, from time to time, without terminating this lease, relet the Leased Premises or any part thereof, for such term or terms and at such rental or rentals and upon such other terms and conditions as the Landlord in Landlord's own discretion may deem advisable. Should rental received from such relating during any month be less than that agreed to be paid during the month by the Tenant thereunder, the Tenant shall pay such deficiency to the Landlord monthly. The Tenant shall also pay to the Landlord, as soon as ascertained, the cost and expenses incurred by the Landlord in such reletting.

17. Quiet Enjoyment. The Landlord agrees that if the Tenant shall pay the rent as aforesaid and perform the covenants and agreements herein contained on its part to be performed, the Tenant shall peaceably hold and enjoy the said rented premises without hindrance or interruption by the Landlord or by any other person or persons acting under or through the Landlord.

18. Landlord's Right to Enter. Landlord may, at reasonable times, enter the leased Premises to inspect it, to make repairs or alterations, and to show it to potential buyers, lenders or tenants.

19. Surrender upon Termination. At the expiration of the lease term the Tenant shall surrender the leased property in as good condition as it was at the beginning of the term, reasonable use and wear excepted.

20. Subordination. This lease, and the Tenant's leasehold interest, is and shall be subordinate, subject and inferior to any and all liens and encumbrances now and thereafter placed on the Leased Premises by Landlord, any and all extensions of such liens and encumbrances and all advances paid under such liens and encumbrances.

21. Additional Provisions:

Tenant will have one (1) option to renew Lease, the renewal to be for a term of two (2) years, exercisable by Tenant giving Landlord written notice of Tenant's intention to exercise no later than sixty days prior to the end of the then current term. A renewal option may be exercised only if the Tenant is not then in default under the Lease. The terms of the Lease during the renewal term will be the same as during the original term, except that the rent will be increased pursuant to the following schedule.

          First year of renewal:       $66,150.00 per year
          Second year of renewal:      $69,457.50 per year

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Tenant may design and construct renovations to the Leased Premises, at its own expense, subject to Landlord's prior approval of Tenant's plans for the same. Tenant will be responsible for complying with all building codes, procuring all permits and satisfying all other legal requirements associated with the construction, all at Tenant's expense.

22. Miscellaneous Terms.

      (I) Notices. Any notice, statement, demand or other communication by one party to the other, shall be given by personal delivery or by mailing same, postage prepaid, addressed to the Tenant at the premises, or to the Landlord at the address set forth above.

      (ii) Severability. If any clause or provision herein shall be adjudged invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision, which shall remain in full force and effect.

      (iii) Waiver. The failure of either party to enforce any of the provisions of this lease shall not be considered a waiver of that provision or the right of the party to thereafter enforce the provision.

      (iv) Complete Agreement. This lease constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be modified except by an instrument in writing and signed by the parties.

      (v) Successors. This lease is binding on all parties who lawfully succeed to the rights or take the place of the Landlord or Tenant.

IN WITNESS WHEREOF the parties have set their hands and seals this ____ day of ___________1998________


/s/ Robert S. Sloat                          /s/ Eric Neikrug
_______________________________________      ___________________
Landlord or Landlord's Authorized Agent      Tenant


                                             ___________________________________
                                             Tenant

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